Exhibit 99.1
DemandTec Announces Third Quarter Fiscal 2008 Financial Results
SAN CARLOS, Calif. – January 10, 2008 – DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand consumer demand management applications that enable retailers and consumer products companies to optimize prices, promotions, and other strategic decisions, today announced financial results for the third quarter of fiscal 2008 ended November 30, 2007.
“We were pleased with the company’s financial results in the third quarter, which was highlighted by revenue and profitability that were above the high-end of our guidance, combined with continued strength in cash flow generation,” said Dan Fishback, President and Chief Executive Officer of DemandTec.
Fishback added, “DemandTec’s ability to identify and develop complementary, high value-add applications was demonstrated by the multi-million dollar purchases of our DemandTec Promotion and DemandTec Markdown solutions by two large retailers in the third quarter. We are also pleased to see signs of a growing network effect between retailers and manufacturers, including the one millionth transaction managed through our DemandTec TradePoint and the adoption by three major multi-national manufacturers of our DemandTec Promotion solution following their participation on our collaboration network with our major retailing customers.”
Third Quarter Financial Highlights
Revenue: Revenue was $15.9 million in the third quarter of fiscal 2008, up 49% from $10.7 million in the third quarter of fiscal 2007 and 9% from $14.7 million in the second quarter of fiscal 2008.
Gross Profit: GAAP gross profit was $10.4 million in the third quarter of fiscal 2008. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $11.1 million in the third quarter of fiscal 2008, up 48% from the third quarter of fiscal 2007 and representing a non-GAAP gross margin of 69.5%.
GAAP Operating and Net Income/Loss: Loss from operations was $2.0 million in the third quarter of fiscal 2008, compared to a loss from operations of $65,000 in the third quarter of fiscal 2007. Net loss attributable to common stockholders was $967,000, or $0.04 per diluted share, in the third quarter of fiscal 2008, compared to net loss attributable to common stockholders of $322,000, or $0.06 per diluted share, in the third quarter of fiscal 2007.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $2.1 million in stock-based compensation expense and $243,000 in amortization of intangibles, was $352,000 in the third quarter of fiscal 2008, compared to $78,000 in the third quarter of fiscal 2007. Non-GAAP net income attributable to common stockholders was $1.3 million, or $0.04 per diluted share, in the third quarter of fiscal 2008, compared to a non-GAAP net loss attributable to common stockholders of $179,000, or ($0.03) per diluted share, in the third quarter of fiscal 2007.
Cash: Cash and cash equivalents and marketable securities at the end of the quarter totaled $74.1 million, a decrease of approximately $1.1 million from the end of the second quarter of fiscal 2008. The decrease in cash and cash equivalents and marketable securities was primarily attributable to a payment of $1.8 million related to the Company’s initial public offering costs and a $1.3 million payment on a note payable offset by positive cash flow from operations of $2.6 million in the third quarter. For the nine months ended November 30,

2007, the company generated $8.2 million in cash flow from operations and invested $2.9 million in capital expenditures, resulting in free cash flow of $5.3 million for that period.
Mark Culhane, Chief Financial Officer of DemandTec, stated, “During the third quarter, we made progress toward each of our three key growth initiatives, including adding retailers to our industry leading customer base, renewing and expanding our relationships with existing retailing customers, and selling incremental solutions into our manufacturing customer base. In addition, we continued to demonstrate the strong cash flow capabilities of our business model while our margins improved on a year-over-year basis.”
Conference Call Information
DemandTec will host a conference call today, January 10, 2008, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the Company’s financial results and financial guidance. To access this call, dial 303-262-2130 with passcode 11104661. A replay of this conference call will be available through January 17, 2008, at 800-405-2236. The replay passcode is 11104661#. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.demandtec.com) and a replay will be archived on the Web site as well.
About DemandTec
DemandTec’s suite of on-demand applications empowers retailers and consumer products companies to optimize strategic decisions and collaborate in order to achieve their revenue, profitability and sales volume objectives. DemandTec (NASDAQ: DMAN) customers include leading retailers such as Advance Auto Parts, Best Buy, Circle K Stores, Delhaize America, Giant-Carlisle, H-E-B Grocery Co., Monoprix and Safeway, as well as more than 100 consumer products companies. DemandTec has managed more than one million trade promotion deals between retailers and their manufacturer partners. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the company’s target markets. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s final prospectus dated August 8, 2007 filed with the SEC, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our third quarter results, including an estimate of non-GAAP operating income and net earnings per share for the fourth quarter and full year fiscal of 2008 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
Contact:
Mark Culhane
EVP and CFO
DemandTec, Inc.
(650) 226-4600
Investor Contact:
Michael Kern
ICR
(617) 956-6731
michael.kern@icrinc.com
Media Contact:
Cassandra Moren
DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo registered trademarks of DemandTec, Inc. DemandTec Promotion, DemandTec Markdown and DemandTec TradePoint are trademarks of DemandTec, Inc. All other trademarks used or mentioned herein are the property of their respective owners.
Source: DemandTec (DMAN)

DemandTec, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2007	2006	2007	2006
Revenue	$15,945	$10,673	$43,866	$31,186
Cost of revenue	5,560	3,274	14,898	9,696

Gross profit	10,385	7,399	28,968	21,490

Operating expenses:
Research and development	5,598	3,786	15,736	10,597
Sales and marketing	4,697	2,929	12,316	8,668
General and administrative	1,956	719	4,354	1,924
Amortization of acquired intangible assets	89	30	271	30

Total operating expenses	12,340	7,464	32,677	21,219

Income (loss) from operations	(1,955)	(65)	(3,709)	271

Other income (expense), net	1,169	(231)	721	(188)

Income (loss) before provision for income taxes	(786)	(296)	(2,988)	83

Provision for income taxes	181	18	319	4

Net income (loss)	(967)	(314)	(3,307)	79

Accretion to redemption value of preferred stock	—	8	13	24

Net income (loss) attributable to common stockholders	$(967)	$(322)	$(3,320)	$55

Net income (loss) per share — basic	$(0.04)	$(0.06)	$(0.23)	$0.01
Net income (loss) per share — diluted	$(0.04)	$(0.06)	$(0.23)	$0.00

Weighted shares used in per share calculation:
Basic	26,167	5,597	14,705	5,237
Diluted	26,167	5,597	14,705	21,823

DemandTec, Inc.
Consolidated Balance Sheets
(in thousands)

	November 30,	February 28,
	2007	2007
	(unaudited)
Current assets:
Cash and cash equivalents	$28,762	$21,036
Marketable securities	45,344	4,442
Accounts receivable, net of allowances	17,547	14,338
Prepaid expenses and other current assets	3,323	3,202

Total current assets	94,976	43,018

Property, equipment and leasehold improvements, net	4,527	2,941
Goodwill	5,290	5,290
Acquired intangible assets	4,002	4,729
Other assets	979	817

Total assets	109,774	56,795

Current liabilities:
Accounts payable and accrued expenses	7,134	7,796
Deferred revenue, current	39,759	31,143
Debt, current	475	3,385
Other current liabilities	99	760

Total current liabilities	47,467	43,084

Deferred revenue, non-current	12,839	11,029
Debt, non-current	—	11,678
Other long-term liabilities	545	591

Total redeemable convertible preferred stock	—	49,073

Stockholders’ equity (deficit):
Convertible preferred stock	—	2,071
Common stock	120,184	7,210
Accumulated deficit	(71,261)	(67,941)

Total stockholders’ equity (deficit)	48,923	(58,660)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$109,774	$56,795

DemandTec, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2007	2006	2007	2006
Operating activities:
Net income (loss)	$(967)	$(314)	$(3,307)	$79
Adjustments to reconcile net income to net cash Depreciation	532	280	1,390	732
Stock-based compensation expense	2,064	62	3,065	110
Amortization of warrants issued in conjunction with debt	—	39	64	61
Revaluation of warrants to fair value	—	46	119	57
Amortization of acquired intangible assets	243	81	727	81
Amortization of financing costs	—	52	93	77
Acceleration of interest amortization upon early extinguishment of debt	—	—	504	—
Provision for accounts receivable	123	45	126	16
Other	(215)	(4)	(120)	(58)
Changes in operating assets and liabilities:
Accounts receivable	(4,297)	(2,045)	(3,269)	(4,983)
Prepaid expenses and other current assets	(86)	408	(661)	(115)
Deferred commissions	298	(120)	(114)	441
Other assets	—	(133)	(30)	(251)
Accounts payable and accrued expenses	(345)	(226)	(1,841)	(618)
Accrued compensation	168	(178)	1,056	157
Deferred revenue	5,035	5,892	10,426	4,319

Net cash provided by operating activities	2,553	3,885	8,228	105

Investing activities:
Purchases of property, equipment, and leasehold improvements	(679)	(346)	(2,976)	(1,442)
Purchase of marketable securities	(2,459)	(3,150)	(56,652)	(5,100)
Maturities of marketable securities	11,650	1,750	15,750	3,442
Acquisition of TradePoint, net of cash received	(1,325)	(3,704)	(1,325)	(3,704)

Net cash provided by (used in) investing activities	7,187	(5,450)	(45,203)	(6,804)

Financing activities:
Proceeds from issuance of common stock, net of repurchases, excluding initial public offering	142	33	284	521
Proceeds from issuance of convertible preferred stock	—	—	—	65
Net cash proceeds from initial public offering	(91)	—	57,611	—
Increase (decrease) in liability associated with offering costs	(1,791)	—	166	—
Proceeds from advances on line of credit	—	—	—	3,000
Payments on line of credit	—	—	(3,000)	(2,218)
Proceeds from issuance of notes payable	—	—	—	10,000
Payment of term loan balloon interest	—	—	(400)	—
Payments of notes payable	—	—	(10,000)	—

Net cash provided by (used in) financing activities	(1,740)	33	44,661	11,368

Effect of exchange rate changes on cash and cash equivalents	85	4	40	72

Net increase (decrease) in cash and cash equivalents	8,085	(1,528)	7,726	4,741
Cash and cash equivalents at beginning of period	20,677	18,557	21,036	12,288

Cash and cash equivalents at end of period	$28,762	$17,029	$28,762	$17,029

Supplemental information:

Cash paid for interest	$0	$307	$956	$523

Cash paid for income taxes	$75	$9	$200	$15

Common stock issued in connection with acquisition of TradePoint	$0	$4,085	$0	$4,085

Reclassification of deferred stock warrant from liability to additional paid-in capital	$0	$0	$712	$0

Issuance of warrants for common stock	$0	$0	$0	$171

Issuance of warrants for preferred stock	$0	$0	$0	$172

Deferred financing costs on note payable	$0	$0	$0	$400

Note payable to former TradePoint stockholders	$0	$1,800	$0	$1,800

Accretion to redemption value of preferred stock	$0	$8	$13	$24

Conversion of preferred stock to common stock and additional paid-in capital	$0	$0	$51,144	$0

DemandTec, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2007	2006	2007	2006
GAAP cost of revenue	$5,560	$3,274	$14,898	$9,696
Deduct:
Stock-based compensation	(539)	(13)	(839)	(21)
Amortization of purchased intangible assets	(154)	(51)	(458)	(51)

Non-GAAP cost of revenue	$4,867	$3,210	$13,601	$9,624

GAAP gross profit	$10,385	$7,399	$28,968	$21,490
Add back:
Stock-based compensation	539	13	839	21
Amortization of purchased intangible assets	154	51	458	51

Non-GAAP gross profit	$11,078	$7,463	$30,265	$21,562

GAAP gross margin	65.1%	69.3%	66.0%	68.9%
Add back:
Stock-based compensation	3.4%	0.1%	2.0%	0.1%
Amortization of purchased intangible assets	1.0%	0.5%	1.0%	0.1%

Non-GAAP gross margin	69.5%	69.9%	69.0%	69.1%

GAAP research & development expense	$5,598	$3,786	$15,736	$10,597
Deduct stock-based compensation	(580)	(13)	(827)	(24)

Non-GAAP research & development expense	$5,018	$3,773	$14,909	$10,573

GAAP sales & marketing expense	$4,697	$2,929	$12,316	$8,668
Deduct stock-based compensation	(605)	(18)	(830)	(37)

Non-GAAP sales & marketing expense	$4,092	$2,911	$11,486	$8,631

GAAP general & administrative expense	$1,956	$719	$4,354	$1,924
Deduct stock-based compensation	(340)	(18)	(569)	(28)

Non-GAAP general & administrative expense	$1,616	$701	$3,785	$1,896

GAAP total operating expense	$12,340	$7,464	$32,677	$21,219
Deduct:
Stock-based compensation	(1,525)	(49)	(2,226)	(89)
Amortization of purchased intangible assets	(89)	(30)	(271)	(30)

DemandTec, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2007	2006	2007	2006
Non-GAAP total operating expense	$10,726	$7,385	$30,180	$21,100

GAAP income (loss) from operations	$(1,955)	$(65)	$(3,709)	$271
Add back stock-based compensation and amortization of purchased intangible assets	2,307	143	3,794	191

Non-GAAP income (loss) from operations	$352	$78	$85	$462

GAAP net income (loss) attributable to common stockholders	$(967)	$(322)	$(3,320)	$55
Add back stock-based compensation and amortization of purchased intangible assets	2,307	143	3,794	191

Non-GAAP net income (loss) attributable to common stockholders	$1,340	$(179)	$474	$246

GAAP net income (loss) per share, diluted	$(0.04)	$(0.06)	$(0.23)	$0.00
Add back stock-based compensation and amortization of purchased intangible assets	$0.08	$0.03	$0.25	$0.01

Non-GAAP net income (loss) per share, diluted	$0.04	$(0.03)	$0.02	$0.01

GAAP Cash flow from operations	$2,553	$3,885	$8,228	$105
Deduct purchases of property, equipment and leasehold improvements	(679)	(346)	(2,976)	(1,442)

Non-GAAP Free cash flow	$1,874	$3,539	$5,252	$(1,337)

Use of Non-GAAP Financial Measures
The accompanying press release dated January 10, 2008 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) attributable to common stockholders, and net income (loss) per share amounts.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangible assets related to our acquisition of TradePoint, Inc. and (ii) stock-based compensation:
Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our acquisition of TradePoint, Inc. over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from a prior acquisition, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.